Exhibit 99.1

LUMINENT MORTGAGE CAPITAL, INC. AND ARCO CAPITAL CORPORATION
ENTER INTO LETTER OF INTENT

— Letter of Intent Includes Issuance of Warrants to Arco to Purchase Up to a 49% Voting Equity
Stake and 51% Economic Interest and Proposes Capital and Credit Arrangements

SAN FRANCISCO, CA — August 20, 2007 – Luminent Mortgage Capital Inc. (NYSE: LUM) (“Luminent” or the “Company”) and Arco Capital Corporation Ltd. (“Arco”), a holding company engaged in lending and acquisition activities managed out of San Juan, Puerto Rico, today announced that Luminent and Arco have entered into a Letter of Intent outlining current and proposed transactions intended to address Luminent’s current liquidity issues that arose due to unanticipated disruptions in mortgage credit markets.

Under the initial transactions documented by the Letter of Intent, Arco, subject to subsequent conditions:

•	arranged for the repurchase of approximately $65 million in mortgage security portfolios with Luminent; and

•	has been issued warrants by Luminent to purchase up to a 49% voting equity stake and 51% economic interest in Luminent on a fully diluted basis at an exercise price of $0.18 per common share, exercisable for a five year period beginning August 30, 2007.

In addition, the Board of Directors of Luminent will resolve to elect four new members to the Board of Directors and four existing directors will submit their resignations from the Board, conditioned upon the newly elected members agreeing to serve on the Board.

The Letter of Intent documents the intent of Luminent and Arco, subject to agreement and satisfaction of conditions, to effect additional transactions that would:

•	provide Luminent with access to up to approximately $60 million in additional capital through repurchase agreements or secured credit arrangements with the intention of addressing current or impending margin calls and financing maturities; and

•	allow for Luminent to further stabilize Luminent’s repurchase agreement lines and maintain value in those positions through other transactions which potentially may include Arco acquiring selected assets from Luminent, on a case by case basis.

While additional notices of default and margin calls remain a possibility in the current environment, as of August 17, 2007, Luminent has outstanding notices of default for unfunded outstanding margin calls totaling approximately $30.9 million, with approximately $6.1 million of cash being held to effectuate refinancing, for a net total current need of approximately $24.8 million. As Luminent previously announced, a default occurred under the indenture relating to $90 million of Luminent’s 8.125% Convertible Senior Notes due 2027.  The trustee under the indenture has subsequently notified Luminent of an event of default, but has not yet declared those notes to be immediately due and payable.

According to the Letter of Intent, going forward, Luminent’s business strategy is expected to include acting as a multi-channel manager for asset-backed securities.

Each of the additional transactions contemplated by the Letter of Intent is subject to the negotiation and execution of definitive agreements and satisfaction of conditions, some of which remain to be agreed. There can be no assurance that the subsequent conditions to the initial transactions will be satisfied, the additional transactions will be consummated or that the transactions will be successful in fully addressing Luminent’s liquidity challenges.

After a careful review, and pursuant to an exception provided in the New York Stock Exchange’s stockholder approval policy, the Audit Committee of Luminent’s Board of Directors expressly approved the decision not to seek stockholder approval for the issuance of Luminent warrants to Arco. The Audit Committee determined that any delay in securing stockholder approval for the warrants could, given the external climate, seriously further jeopardize the financial viability of Luminent. The Exchange has accepted the Company’s application of the exception. Luminent, in reliance upon this exception, is mailing a letter to all stockholders notifying them of its intention to issue the warrants without prior stockholder approval.

Trez Moore, Luminent’s Chief Executive Officer, said, “Luminent’s Board of Directors undertook a thorough search for strategic alternatives that could address and resolve Luminent’s liquidity issues in the best interests of Luminent and its stockholders. The Board believes that, even with the possibility of sizeable dilution to existing Luminent stockholders, the transactions proposed by the Letter of Intent with Arco create the best path both to attempt to protect current value and grow potential value going forward. The Board believes that, if implemented, the arrangements proposed by the Letter of Intent will provide Luminent with short-term liquidity relief and position Luminent to preserve the value of its investment positions.”

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey Luminent’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue,” “estimate,” “intend,” “project,” “believe,” “expect,” “plan,” “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	prevailing volatility in the ability to finance mortgages and mortgage-backed securities

•	the effect of the flattening of, or other changes in, the yield curve on our investment strategies;

•	the possibility that the subsequent conditions to the initial transactions with Arco will not be satisfied, the additional transactions with Arco will not be consummated and that such transactions will not be ultimately successful in fully addressing Luminent’s liquidity challenges and cash needs;

•	changes in interest rates and mortgage prepayment rates;

•	Luminent’s ability to obtain or renew sufficient funding to maintain its leverage strategies and support its liquidity position;

•	continued creditworthiness of the holders of mortgages underlying Luminent’s mortgage-related assets;

•	the possible effect of negative amortization of mortgages on Luminent’s financial condition and REIT qualification;

•	the possible impact of Luminent’s failure to maintain exemptions under the 1940 Act;

•	potential impacts of Luminent’s leveraging policies on its results of operations and cash available for distribution;

•	the power of Luminent’s Board of Directors to change its operating policies and strategies without stockholder approval;

•	effects of interest rate caps on Luminent’s adjustable-rate and hybrid adjustable-rate loans and mortgage- backed securities;

•	the degree to which Luminent’s hedging strategies may or may not protect it from interest rate volatility;

•	Luminent’s ability to invest up to 10% of its investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments;

•	volatility in the timing and amount of Luminent’s cash distributions;

•	Luminent’s ability to purchase sufficient mortgages for its securitization business; and

•	the other factors described in Luminent’s Form 10-K, Form 10-Q and Form 8-K reports, including those under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk.”

Luminent cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to Luminent or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, Luminent undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact:
Lin-Hua Wu / Joseph Kuo
Kekst and Company
(212) 521-4800